SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2004

INTRUSION INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-20191	75-1911917
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1101 East Arapaho Road, Richardson, Texas		75081
(Address of Principal Executive Offices)		(Zip Code)

(972) 234-6400

(Registrant’s Telephone Number, Including Area Code)

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.  OTHER MATERIAL EVENTS

On March 25, 2004, we entered into a Securities Purchase Agreement with six institutional investor and three individual accredited investors, including G. Ward Paxton, our Chairman, President and Chief Executive Officer, and James F. Gero, a member of our Board of Directors, pursuant to which the investors paid us an aggregate of $5,000,000 in consideration for (1) 1,000,000 shares of our 5% Convertible Preferred Stock convertible into shares of our common stock at an initial conversion price of $0.786 per share and (2) warrants to purchase up to 2,226,459 shares of our common stock at an initial exercise price of $0.786 per share.  The conversion price of the preferred stock and the exercise price of the warrants are subject to adjustments for stock dividends, splits, combinations, reclassifications and similar transactions.

Pursuant to the terms of the Securities Purchase Agreement, we granted each investor, other than Mr. Paxton and Mr. Gero, who continues to own shares of preferred stock prior to the sale, the right to purchase a pro rata portion of certain future sales of securities by us based on the ratio of the number of shares of our common stock held by that eligible investor, including any shares of common stock issuable upon conversion of the preferred stock and the exercise of the warrants owned by that eligible investor, to the total number of shares of our common stock outstanding immediately prior to the sale, assuming the conversion of outstanding preferred stock and the exercise of the outstanding warrants.  However, if the future sale is at a price below the average trading price of our common stock for the ten days preceding the sale, each of the eligible investors will have the right to purchase a pro rata portion of the new securities based on the ratio of the number of shares of common stock owned by that eligible investor, assuming the conversion of the preferred stock and the exercise of the warrants owned by that investor, to the total number of shares of common stock then owned by all the eligible investors, assuming the conversion of all outstanding preferred stock and the exercise of all outstanding warrants.

In connection with the Securities Purchase Agreement, we entered into a Registration Rights Agreement, pursuant to which we are required to file a registration statement to register the shares of common stock issuable upon the conversion of the preferred stock and upon the exercise of the warrants issued to the investors in the private placement.  If we fail to file the registration statement by April 24, 2004 or to have the registration statement declared effective by July 24, 2004, we may be subject to the payment of liquidated damages equal to 2% of the aggregate purchase price paid to us in the private placement for each thirty-day period, pro rated for any shorter period, that the filing or effectiveness of the registration statement is delayed.  The registration statement will also include up to 1,349,352 shares previously acquired by Gryphon Master Fund, L.P., one of the investors, 500,000 shares previously acquired by Mr. Gero and the shares of common stock underlying the warrant we issued to Black Point Partners, Inc. described below.  As a condition to the consummation of the private placement, each of our executive officers and directors has agreed not to sell any shares of our common stock owned by them until the registration statement we are required to file is declared effective.

As compensation for services rendered to us by Black Point Partners, Inc. as our financial advisor in connection with the private placement, we agreed to issue to Black Point Partners, Inc. a warrant to purchase 257,633 shares of our common stock at an exercise price of $0.786 per share.

None of the shares of preferred stock, the warrants (including the warrant we issued to Black Point Partners, Inc.), or the shares of our common stock issuable upon conversion or exercise thereof have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  This Current Report is neither an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designations of the 5% Convertible Preferred Stock, the form of warrant issued to the investors, the warrant we issued to Black Point Partners, Inc., the form of Lock-Up Agreement we executed with each of our executive officers and directors, the Registration Rights Agreement and the

Securities Purchase Agreement, copies of which are attached hereto as Exhibits 4.2, 4.3, 4.4, 4.5, 4.6 and 10.1, respectively, and are incorporated herein by reference.

On March 25, 2004, we issued a press release relating to the private placement, a copy of which is attached hereto as Exhibit 99.1 which is hereby incorporated by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

Exhibit No.	Description of Exhibit

4.1	Form for the 5% Convertible Preferred Stock Certificate.

4.2	Certificate of Designations of 5% Convertible Preferred Stock of Intrusion Inc.

4.3	Form of Warrant for the Purchase of Shares of Common Stock Issued to the investors in the private placement.

4.4	Warrant to Purchase Shares of Common Stock dated March 25, 2004 by Intrusion Inc. in favor of Black Point Partners, Inc.

4.5	Form of Lock-Up Agreement executed by Intrusion Inc. and each of its executive officers and directors.

4.6	Registration Rights Agreement dated as of March 25, 2004 by and among Intrusion Inc. and the investors.

10.1	Securities Purchase Agreement dated as of March 25, 2004, by and between Intrusion Inc. and the investors listed on Exhibit A thereto.

99.1	Press release announcing completion of private placement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTRUSION INC.

Dated: March 26, 2004	By:	/s/ MICHAEL L. PAXTON
Michael L. Paxton
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

4.1	Form for the 5% Convertible Preferred Stock Certificate.

4.2	Certificate of Designations of 5% Convertible Preferred Stock of Intrusion Inc.

4.3	Form of Warrant for the Purchase of Shares of Common Stock Issued to the investors in the private placement.

4.4	Warrant to Purchase Shares of Common Stock dated March 25, 2004 by Intrusion Inc. in favor of Black Point Partners, Inc.

4.5	Form of Lock-Up Agreement executed by Intrusion Inc. and each of its executive officers and directors.

4.6	Registration Rights Agreement dated as of March 25, 2004 by and among Intrusion Inc. and the investors.

10.1	Securities Purchase Agreement dated as of March 25, 2004, by and between Intrusion Inc. and the investors listed on Exhibit A thereto.

99.1	Press release announcing completion of private placement.